AMENDMENT NO. 3
                              TO
                       RIGHTS AGREEMENT


     THIS  AMENDMENT  (this "Amendment") to the
Rights Agreement (as defined below) is made and entered into as of the 1st day of August, 1999, by and between VARLEN CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST AND
SAVINGS  BANK (the "Rights Agent").

                      RECITALS:

     WHEREAS, the parties hereto previously entered into a Rights Agreement, dated as of June 17, 1996, between the Company and the Rights Agent; and

     WHEREAS, each of the Company and the Rights
Agent desire to amend the Rights Agreement as set forth below.

     NOW,  THEREFORE,  the undersigned, in
consideration of the premises, covenants and agreements contained herein and in the Rights
Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

     1.   Amendment of Section 1.

          Section 1 of the Rights Agreement is
amended by adding thereto two new definitions immediately after the definition of "Trading Day", which new definitions shall read as follows:

          (ff) "Merger Agreement" shall mean
          the Agreement and Plan of Merger,
          dated as of August  1,  1999, by
          and among  the  Company, Amsted
          Industries  Incorporated,  and
          Track Acquisition Incorporated,
          as the same may  be amended from
          time to time.

          (gg) "Transaction Documents" shall mean
          the Merger  Agreement  and  any
          documents incorporated by reference into the Merger Agreement, as said Transaction
          Documents  or any  thereof  may
          be amended  from  time  to time."


     2.   Amendment of Section 7.

          Section  7(a)  of the Rights Agreement  is
amended  by amending the definition of "Expiration
Date" by deleting the word "or" immediately preceding clause (iii) thereof and by adding the following new phrase immediately following clause (iii) thereof:
"or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)."


     3.   Addition of New Section 35.

          The Rights Agreement is amended by adding a
Section 35 thereof which shall read as follows:

          "Section 35.  Exception For Merger Agreement.
          Notwithstanding   any   provision
          of   this Agreement  to  the contrary,
          (i)  neither  a Distribution  Date, Flip-In
          Event,  Flip-Over Event  nor a Stock
          Acquisition Date shall be deemed to have occurred, (ii) neither Amsted Industries
          Incorporated or Track Acquisition Incorporated nor any of their affiliates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or
          13 of this Agreement, in any such case
          solely by  reason of (a) the approval,
          execution or delivery of the  Transaction
          Documents or any  amendments
          thereof, or (b) the performance or
          consummation of any of the transactions
          contemplated by the Transaction Documents in accordance with the provisions of the Transaction Documents, including the Merger
          (as defined in the Merger Agreement)."

     4.     Effectiveness.   This  Amendment  shall
be   deemed effective  as  of,  and immediately prior
to, the  execution  and delivery  of  the  Merger
Agreement, and all  references  to  the Rights
Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as hereby amended.

     5.    Execution  in  Counterparts.  This
Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.    Rights Agreement in Effect.  Except as
hereby amended, the Rights Agreement shall remain in full force and effect.

     7. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first-above written.


                              VARLEN CORPORATION
                              By: /s/Raymond A. Jean
                              Name:  Raymond A. Jean
                              Title: President and Chief
                                      Executive Officer


                              HARRIS TRUST AND SAVINGS BANK


                              By:/s/Dennis M. Sneyers
                                Name:  Dennis M. Sneyers
                                Title: Vice President